UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 10, 2011

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Agreement

On May 10, 2011, we entered into a $10.0 million credit agreement with Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer (the “Bank”).  The credit agreement provides for a secured term loan in the amount of $5.0 million, which was advanced in a single borrowing on May 10, 2011, and a secured line of credit agreement in the amount of $5.0 million.  Subject to the terms and conditions of the credit agreement, the Bank has also agreed to issue standby letters of credit in an aggregate undrawn face amount up to $100,000, subject to reduction or modification.  The line of credit loan and the term loan agreements mature on May 9, 2014.

Pursuant to the terms of a guaranty, pledge and security agreement, our obligations under the credit agreement are secured by liens on our subsidiaries, personal property, fixtures and real estate owned or to be acquired.  Payment and performance of our obligations to the Bank are jointly and severally guaranteed by our subsidiaries.

The term and credit line loans bear interest at our option at (a) a fluctuating per annum rate equal to (i) a base rate plus 3.5% per annum or (ii) LIBOR plus 6.0% per annum, and (b) the term loan interest may also be paid at a fixed rate of 6.75%.  Interest is payable on either a monthly basis (with respect to base rate or fixed rate loans)  or at the end of each 30, 60 or 90 day LIBOR period (with respect to LIBOR loans).  We pay a line of credit commitment fee equal to the difference between the total line of credit commitment and the amount outstanding under the line of credit, plus outstanding letters of credit equal to either 0.50% of the unused line if the outstanding balance of the line is equal to or less than 50% of the total line of credit commitment, or 0.375% of the unused line of credit commitment (if the outstanding balance of the line of credit is greater of the total line of credit commitment).   We are obligated to make principal payments on the term loan in equal installments on the last day of March, June, September and December in each year commencing with the calendar quarter ending December 31, 2011, in the amount of $178,571.43 and a final payment of principal and interest on May 9, 2014.  Principal under the line of credit loan is paid in equal quarterly installments commencing on March 31, 2012 at a rate sufficient to amortize the principal balance of the line of credit loan over an 84-month period with a final payment of all principal and interest due on May 9, 2014. The amortization schedule on the line of credit loan will adjust on an annual basis at the end of each loan year.

We may voluntarily prepay the loans in whole or part subject to notice and other requirements of the credit agreement and are obligated to make prepayments from time to time:

•                  if we make certain dispositions or suffer events of loss resulting in cash proceeds, subject to the right to reinvest such proceeds;

•                  if at any time we issue new equity securities equal to 25% of the net cash proceeds from such new equity securities and 100% of the net cash proceeds from the incurrence of indebtedness;

•                  by amounts equal to specified ratios of total funded debt less capital leases to adjusted EBITDA for any most recently completed fiscal year multiplied by our cash flow for such fiscal year (to be applied first to term loans until paid in full and then to the line of credit loan until paid in full); and

•                  if we determine to terminate the line of credit commitment with the Bank in whole or part, prepay the line of credit loans and prefund the letter of credit repayment obligations.

The credit agreement contains various financial covenants, including:

•                  the maintenance of leverage ratios, with maximum leverage ratios ranging from 5.25 for the quarter ended June 28, 2011 to 4.85 for the quarter ended December 25, 2012.

•                  as of the last day of any fiscal quarter, we may not permit our senior leverage ratio to be greater than 3.25.

•                  as of the last day of each fiscal quarter, we must maintain a ratio of (i) adjusted EBITDA for the four fiscal quarters then ended to (ii) fixed charges of not less than 1.20; and

•                  our company and our subsidiaries may not make capital expenditures for any year in excess of (x) $5,200,000 for the fiscal year ending December 27, 2011, or (y) $10,000,000 for any fiscal year thereafter, subject to carryovers of up to $2,500,000 of an unutilized portion of the prior year limitation.

The credit agreement contains customary covenants, including the provision of financial information and budgets to lenders, officer certificates, notices of default or litigation, inspections by the Bank or any lender, the maintenance of insurance, preservation of corporate existence, compliance with laws, payment and compliance with obligations under ERISA, payment of taxes, prohibitions on contracts with affiliates, changes in nature of our business, the incurrence of indebtedness and liens, prohibitions of engaging in liquidations, sales of assets, mergers and similar transactions, making loans, limitations on the payment of dividends, the creation of subsidiaries and other covenants customary for similar credit agreements.

The credit agreement contains various customary representations and warranties including, among others, covenants regarding organization and qualification, authority and enforceability, financial statements, absence of adverse changes, litigation, true and complete disclosure, environmental matters, compliance with laws and regulation, title to property, foreign assets control regulations and anti-money laundering and solvency.

The events of default under the credit agreement include payment defaults, breaches of covenants and other obligations under loan documents, breaches of representations of warranties and representations, cross-defaults with certain other indebtedness, judgment defaults, ERISA defaults, change of control and bankruptcy involving our company or any of our subsidiaries.

Copies of the credit agreement and the related guaranty, pledge and security agreement are attached to this Form 8-K as Exhibits 10.1 and 10.2 and the above summary is qualified in its entirety by reference to those agreements.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Term Loan Advance

The information presented in Item 1.01 above is incorporated herein.

ITEM 3.02                                       UNREGISTERED SALES OF EQUITY SECURITIES.

Issuance of Series A Convertible Preferred Stock

In February 2011, we disclosed our entry into a stock purchase agreement dated February 8, 2011, with Concept Development Partners LLC (“CDP”), a private equity firm, to provide preferred stock financing.  Subsequently, we entered into and disclosed two amendments to such agreement (as amended, the “SPA”).  On May 10, 2011, we sold 3,000,000 shares of Series A Convertible Preferred Stock to CDP pursuant to the SPA.  In consideration, we received $9.0 million cash, less a cash transaction fee of $485,000 plus reasonable out-of-pocket expenses to CDP.  We also paid a $350,000 advisory fee to KeyBanc Capital Markets.

The preferred stock carries a dividend rate of 9% per annum through December 31, 2013, paid quarterly, one-half of which is in the form of common stock.  Each share of preferred stock is convertible into two shares of our common stock, at the holder’s option, until a full, automatic conversion on the first business day on or after December 31, 2014, on which the average closing sale prices of our common stock for the trading days within the 90 calendar day period ending on the date prior to the automatic conversion date is greater than $4.00 per share.  Holders of the preferred stock have 0.77922 votes per preferred share, subject to proportionate adjustment upon adjustment to the conversion price under the certificate of designation upon a stock split or reverse stock split.

The foregoing summary of rights, preferences, privileges and restrictions of the preferred stock is qualified in its entirety by reference to the certificate of designation for the preferred stock, which is attached hereto as Exhibit 4.1.

Exemption from Registration Claimed

The foregoing issuance was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and the safe harbor of Rule 506 under Regulation D.  The certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act.  The recipient of such securities received, or had access to, material information concerning our company, including, but not limited to, our reports on Form 10-K, Form 10-Q, and Form 8-K, as filed with the SEC.  Other than as described above, no discount or commission was paid in connection with the issuance of such securities.

ITEM 3.03                                       MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

Series A Convertible Preferred Stock

On May 10, 2011, we filed a Certificate of Designation of Series A Preferred Stock with the Minnesota Secretary of State establishing our Series A Convertible Preferred Stock.  This preferred stock has preference over our common stock in the event of an involuntary or voluntary liquidation or dissolution of our company, and we are obligated to pay a dividend of 9% per annum on the preferred stock through 2013, one-half of which is in the form of common stock.  The consent of at least a majority of the preferred will be required for us to authorize stock on a parity with or preferential to the preferred to adversely amend the rights of the preferred, or to make a material acquisition of another company or sale of substantially all our assets.  Each holder of preferred stock has 0.77922 votes per preferred share on all matters submitted to our shareholders, subject to proportionate adjustment upon adjustment to the conversion price under the certificate of designation upon a stock split or reverse stock split.  The existence of this preferred stock, especially held by a controlling shareholder, may delay, deter or prevent takeover attempts and other changes in control of our company, which may prevent our other shareholders from realizing a premium over the then-prevailing market price of our common stock and may depress the price of our common stock.

Each share of preferred stock is convertible into two shares of our common stock, at the holder’s option, until a full, automatic conversion on the first business day on or after December 31, 2014, on which the average closing sale prices of our common stock for the trading days within the 90 calendar day period ending on the date prior to the automatic conversion date is greater than $4.00 per share.

The foregoing summary of rights, preferences, privileges and restrictions of the preferred stock is qualified in its entirety by reference to the certificate of designation for the preferred stock, which is attached hereto as Exhibit 4.1.

ITEM 5.01                                       CHANGES IN CONTROL OF THE REGISTRANT.

On May 10, 2011, we completed our previously announced preferred stock financing with CDP by issuing 3,000,000 shares of Series A Convertible Preferred Stock to CDP for $9.0 million pursuant to the SPA.  CDP acquired control of our company through its purchase of newly issued preferred stock and a related shareholder and voting agreement. On May 10, 2011, we also completed our previously announced common stock repurchase from DHW Leasing, L.L.C. (“DHW”) by repurchasing 3,000,000 shares of common stock from DHW for approximately $7.1 million pursuant to a stock repurchase agreement (as amended, the “SRA”).  These transactions also resulted in changes at the board and senior management levels described pursuant to Item 5.02 of this Current Report on Form 8-K.  The foregoing summary is qualified in its entirety by reference to the SPA and the SRA, which appear at Exhibits 10.3 through 10.7 to this Current Report on Form 8-K. The press release we issued regarding these matters on May 10, 2011 appears at Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 8.01.

CDP is majority-owned by an affiliate of CIC Partners’ fund, CIC II LP, and CDP Management Partners, LLC.  CIC Partners is a mid-market private equity firm based in Dallas, Texas.  CIC Partners has invested in more than 40 companies with revenues of $10 million to $1 billion in industries including energy exploration, food, healthcare services, restaurants and retail.  CIC Partners and its predecessor firm’s prior restaurant and retail investments include Buffet Partners (dba Furr’s), DF&R Restaurants Inc. (Don Pablo’s), Main Street Restaurant Group, the largest T.G.I. Friday’s franchisee, Restoration Hardware, and Quiznos.  CDP used working capital to fund its purchase of our preferred stock.

These transactions resulted in CDP acquiring beneficial ownership of approximately 57.7% of our common stock, given CDP’s ability to convert its preferred stock to common stock.  Pre-conversion, CDP has the power to cast 2,337,660 votes (0.77922 votes per preferred share), representing approximately 34.7% of our voting securities.  In addition, pursuant to a shareholder and voting agreement with DHW pursuant to which DHW has given CDP an irrevocable proxy to vote all of the shares of our common stock owned by DHW, CDP effectively has the power to cast 4,004,326 votes, representing approximately 59.5% of our voting securities.  Under the shareholder and voting agreement, CDP has the right to nominate five members of our board and DHW has the right to nominate two members of our board.  CDP and DHW have also agreed to vote for each others’ nominees. This shareholder and voting agreement terminates on the earliest to occur of (1) the mutual agreement of CDP and DHW, (2) May 10, 2016, (3) the date on which DHW and its affiliates no longer own at least 250,000 shares of our common stock, (4) the date on which DHW’s loans to its primary lenders are reduced to an aggregate principal amount of $250,000 or less and (5) the date on which CDP and its affiliates no longer own any of our capital stock.  The combination of the preferred stock transaction and our repurchase of common shares from DHW effectively reduced DHW’s beneficial ownership of our common stock from approximately 63.1% to approximately 37.9% (or approximately 16.0% assuming full conversion of the preferred stock acquired by CDP). The foregoing summary is qualified in its entirety by reference to the shareholder and voting agreement, which appears at Exhibit 10.8 to this Current Report on Form 8-K.

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Changes in Officers

Effective May 10, 2011, in connection with the closing of the CDP transaction and as previously announced, Robert J. Doran became our Chief Executive Officer and a member of our board of directors and Dean S. Oakey became our Vice President - Chief Concept Officer.  Steven J. Wagenheim, our former Chief Executive Officer and a founder of our company, was elected our President and Founder and will remain a director of our company.  James G. Gilbertson continues as our Chief Financial Officer and Darius H. Gilanfar continues as our Chief Operating Officer.  Messrs. Doran and Oakey are managing partners of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries.  CDP Management Partners, LLC is co-owner of CDP.

Robert J. Doran, age 64, has been a Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2010.  He is the founder of Doran Consulting, a niche consulting group specializing in executive coaching since 1999, providing services to McDonald’s Corporation, Bell South, Boston Markets, and Delphi Auto Parts.  Mr. Doran was employed with McDonald’s Corporation from January 1967 to March 1999 and served in a variety of regional director and vice president positions, most recently as Executive Vice President of McDonald’s USA.  Mr. Doran currently serves on the board of directors of Hawaii Development Company and McDonald’s of Hawaii.  Mr. Doran brings business consulting, executive leadership and extensive multi location restaurant experience to Granite City’s board.

Dean S. Oakey, age 53, has been a Managing Partner of CDP Management Partners, LLC, a merchant banking firm focusing on principal investments and consulting in the restaurant, food processing, and retail industries, since April 2009.  From June 1997 to April 2010, Mr. Oakey served as Managing Director of Investment Banking for SMH Capital Corp., an investment banking firm.  In this capacity, Mr. Oakey was responsible for business development and management duties, with a focus on the consumer products and services industries.  Mr. Oakey has served as a director of People’s Liberation Inc., a publicly traded company engaged in marketing and selling high-end casual apparel, since November 2005 and as a director of RT Holdings, LLC, the privately held parent company of Ruby Tequilas Mexican Kitchen, since February 2008.

Prior to these appointments, Messrs. Doran and Oakey served in a consulting capacity to our company under an engagement agreement between CDP Management Partners, LLC and our company, dated January 12, 2011. Under this agreement, CDP Management acted as an operating consultant to our company in connection with planning and executing a management strategy to ensure the growth stability of our company prior to closing of the CDP transaction.  The engagement provided for the management services of Messrs. Doran and Oakey for the period of time commencing January 10, 2011 through May 10, 2011.  In connection with its engagement, CDP Management consulted and advised our company management in operating our company, analyzing operating practices, analyzing operating costs, analyzing existing restaurant facilities for upgrades to drive revenue growth, and analyzing and establishing a go-forward development plan for new restaurant growth.  For CDP Management’s services, we agreed to pay a fee of $7,500 per week.  In addition, we agreed to reimburse CDP Management for its reasonable third-party out-of-pocket expenses, not to exceed $6,000 per month.

There are no familial relationships between the executive officers and directors of our company.  Messrs. Doran and Oakey, our two new executive officers, are control persons of CDP, which is now our major shareholder, and their appointments were in conjunction with that change in control.  Otherwise, there are no transactions in which our new executive officers have an interest requiring disclosure under Item 404(a) of Regulation S-K.  Each of our executive officers is appointed to serve until his successor is duly appointed or his earlier removal or resignation from office.

Employment Agreements

On May 11, 2011, we entered into employment agreements with Messrs. Doran and Oakey.  Each agreement provides for employment with the company through December 31, 2012, to be extended for additional one-year terms upon the mutual agreement of the company and the executive.  Each executive is entitled to severance benefits including one year of base compensation if his employment is terminated without cause or for good reason, including upon a change in control, in addition to the balance of the executive’s compensation for the remainder of the term.  The agreements provide for an annual base salary, which may be increased by our board of directors, eligibility for an annual bonus of up to 50% of base salary based on achieving performance targets determined by our compensation committee, participation in our company’s other employee benefit plans and expense reimbursement.  Each executive has also agreed to certain nondisclosure provisions during the term of his employment and any time thereafter, and certain non-competition and non-recruitment provisions during the term of his employment and for a certain period thereafter.  The annual base salaries for such executives have been set as follows: Mr. Doran ($355,000) and Mr. Oakey ($300,000).

In addition, on May 10, 2011, we entered into an amended and restated employment agreement with Mr. Wagenheim.  This amended and restated agreement serves to address Mr. Wagenheim’s new position as President and Founder of our company.  The amendment also provides that the consummation of the CDP transaction does not constitute a “change in control” under his employment agreement.

The description of the employment agreements between our company and Mr. Doran and Mr. Oakley, as well as the amended and restated employment agreement with Mr. Wagenheim, are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.11, 10.12, and 10.13, respectively, and incorporated by reference herein.

Changes in the Composition of our Board and its Committees

Effective May 10, 2011, upon the closing of the CDP transaction and as previously disclosed, four of our incumbent directors resigned:  Donald A. Dunham, Jr., Brian K. Gramm, Charles J. Hey and David A. Timpe.  Joel C. Longtin, Milton D. Avery and Mr. Wagenheim remain on our board, and the number of directors on our board has been increased from seven to eight persons.  Effective May 10, 2011, the following persons were elected to our board in connection with the closing of the CDP transaction:  Fouad Z. Bashour, Robert J. Doran, Louis M. Mucci, Michael S. Rawlings, and Michael H. Staenberg.  Mr. Bashour was also appointed to serve as our Chairman of the Board.

Fouad Z. Bashour, age 35, is a founding partner of CIC, its current Chief Financial Officer, and has been with CIC and its predecessor since 1999.  Prior to joining CIC, he worked at The Boston Consulting Group, a leading strategy consulting firm.  Mr. Bashour currently serves as a director of Red Mango, Inc. and Schuepbach Energy LLC.  He is a former director of Bagby Energy Holdings, LP, Triumph Pacific Oil and Gas Company, Buffet Partners, L.P. (doing business as Furr’s) and GreenLeaf Auto Recyclers LLC, where he served as co-chairman.  Mr. Bashour brings business strategy consulting, capital market and private equity experience to Granite City’s board.

Louis M. Mucci, age 69, has served as an advisor to the board of directors of Ruby’s Tequilas, a restaurant company since June 2007.  From February 2007 until June 2009, Mr. Mucci was a senior advisor to SMH Capital Corp., an investment banking group.  He held the position of Chief Financial Officer at BJ’s Restaurants, Inc. and served on that company’s board of directors from May 2002 until September 2005.  Mr. Mucci also served as an advisor to the board of directors of BJ’s Restaurants until December 31, 2008.  He retired from PricewaterhouseCoopers LLP in 2001 after 25 years as a partner with the firm.  Mr. Mucci’s most recent position at PricewaterhouseCoopers was Chairman of the West Coast Retail Group.  Mr. Mucci has served on the board of directors of Build-A-Bear Workshop, Inc. since November 2004.  Mr. Mucci is also the “audit committee financial expert” at Build-A-Bear Workshop, Inc.  Mr. Mucci obtained extensive financial and accounting expertise while serving as a partner of an independent accounting firm.  During his tenure as Chief Financial Officer of BJ’s Restaurants, Inc., he gained additional financial and accounting expertise in addition to store operations, human resources, workers compensation, insurance, corporate administration, and strategic planning experience.  In addition, given his experience with other consumer-focused businesses, Mr. Mucci brings valuable insights and perspectives regarding financing and operation to Granite City’s board.

Michael S. Rawlings, age 56, , is a founding partner of CIC, its current Vice-Chairman, and has been with the firm since 2004.  From 1997 to 2003, Mr. Rawlings was President of Pizza Hut.  Prior to joining Pizza Hut, he was CEO of DDB Needham Dallas Group (formerly Tracy-Locke), the largest marketing communications agency in the Southwest, whose clients have included Frito-Lay, Pepsi, GTE and American Airlines.  Mr. Rawlings currently serves as Chairman and Acting CEO of Legends Hospitality Management, LLC, and as a director of Adina for Life, Inc. and River Point Farms.  He is a former director of Buffet Partners, Main Street Restaurant Group, Inc., Quiznos, and SignStorey, Inc.  Mr. Rawlings formerly served as the City of Dallas Park and Recreation Board President and as Dallas’ Homeless Czar and Chairman for the Dallas Convention & Visitors Bureau.  In addition, he is on the Board of Trustees at Jesuit College Preparatory and has been an active lecturer at many universities, as well as an adjunct professor at Southern Methodist University.  Mr. Rawlings brings restaurant operations and leadership, marketing and communications and private equity experience to Granite City’s board.

Michael H. Staenberg, age 56, has been the President of THF Realty, a leasing, development, and real estate management company, since he founded the company in September 1991.  THF Realty currently has over 22 million square feet of property and retail shopping centers under management.  Mr. Staenberg has served as the developer of more than 100 shopping centers in over 25 states.  Prior to founding THF Realty, Mr. Staenberg was employed as a real estate broker and served as Senior Vice President and Director of Real Estate for Leo Eisenberg Company, a national real estate development company from 1981 to 1990.  Mr. Staenberg has served on the Advisory Board of Directors of US Bank, N.A. since March 2011.  In addition, he has been a member of the International Council of Shopping

Centers since 1976 and the Metropolitan St. Louis Board of Realtors since 1984.  Mr. Staenberg brings extensive real estate leasing, development and management experience to Granite City’s board.

Under the above-referenced shareholder and voting agreement between CDP and DHW, CDP has the right to nominate five members of our board and DHW has the right to nominate two members of our board.  CDP and DHW have also agreed to vote for each others’ nominees.

There are no familial relationships between the executive officers and directors of our company.  Messrs. Doran, Bashour and Rawlings, three of our new board members, have indirect pecuniary interests in CDP, which is now our major shareholder, and their appointments were in conjunction with that change in control.  Otherwise, there are no transactions in which our new board members have an interest requiring disclosure under Item 404(a) of Regulation S-K.  Our directors serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified.

Our standard compensation for our non-employee directors consists of the following: (1) an annual retainer of $10,000, paid quarterly on the first day of each quarter and (2) $500 per meeting for attending board meetings, committee meetings and the annual meeting of shareholders.  The chairmen of our audit committee and compensation committee each receive an additional annual retainer of $5,000.  The chairman of our corporate governance and nominating committee receives an additional annual retainer of $2,500.  In addition, non-employee directors also receive automatic awards of stock options for the purchase of 5,000 shares of common stock per year on the anniversary of his election to the board under our Amended and Restated Equity Incentive Plan.  Such awards, which become exercisable in full on the first anniversary of the date of grant, have a ten-year term.

Committees of the Board

In addition, effective May 10, 2011, the composition of the committees of our board, including the chairmen thereof, was set as follows:

•              Audit:  Messrs. Mucci (Chairman), Avery and Bashour

•              Compensation:  Messrs. Longtin (Chairman), Bashour and Staenberg

•              Corporate Governance and Nominating:  Messrs. Mucci (Chairman), Avery and Bashour

•              Executive:  Messrs. Bashour (Chairman), Doran, Longtin, Rawlings and Wagenheim

ITEM 5.03                                       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment to Articles of Incorporation

The information presented in Item 3.03 above is incorporated by reference.

ITEM 5.07                                       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

We held a special meeting of shareholders on May 10, 2011.  The matters that were voted upon at the meeting, and the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to each such matter, are set forth below.

1.               The proposal to approve the Stock Purchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, by and between Granite City and CDP, and the related issuance of 3,000,000 shares of newly issued convertible preferred stock for $9,000,000, with each preferred share convertible into two shares of common stock, equivalent to a conversion price of $1.50 per share, was approved with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,635,845	207,003	1,269	0

2.               The proposal to approve the Stock Repurchase Agreement, dated as of February 8, 2011, as it may be amended from time to time, between DHW, Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, DCM, CDP and Granite City, and the related repurchase of 3,000,000 shares of outstanding common stock for $7,050,000 from a related party, was approved with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,642,666	198,770	2,681	0

3.               The proposal to approve an option exchange program, which would permit the exchange of outstanding options held by employees for the purchase of 191,279 shares of common stock with exercise prices in excess of $6.00 per share for new options for the purchase of the same number of shares of common stock at an exercise price of $2.00 per share, was approved with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,413,885	111,603	12,214	1,306,415

4.               The proposal to approve an amendment to our 2009 Bridge Loan Agreement with Harmony Equity Income Fund, L.L.C., pursuant to which a director of our company may acquire our common stock by reason of his ownership interest in Harmony, was approved with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,634,529	188,043	21,545	0

5.               The advisory proposal concerning our executive compensation program was approved with voting results as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,356,929	125,849	54,924	1,306,415

6.               The advisory proposal concerning whether shareholder votes on our executive compensation program will occur every one, two or three years recommended three years received voting results as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
172,493	206,140	5,155,580	3,489	1,306,415

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

See “Exhibit Index.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: May 16, 2011	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate of Designation for Series A Preferred Stock.

10.1	Credit Agreement by and between the Registrant and Fifth Third Bank, as the Administrative Agent, dated May 10, 2011 (including forms of Term Note and Line of Credit Note).

10.2	Guaranty, Pledge and Security Agreement by and among the Registrant, Fifth Third Bank as Administrative Agent, and the Guarantors, dated May 10, 2011.

10.3

Stock Purchase Agreement by and between the Registrant and Concept Development Partners LLC, dated February 8, 2011 (incorporated by reference to our Definitive Revised Proxy Statement filed on April 13, 2011 (File No. 000-29643)).

10.4

Waiver and First Amendment to Stock Purchase Agreement by and between the Registrant and Concept Development Partners LLC, dated March 17, 2011 (incorporated by reference to our Definitive Revised Proxy Statement filed on April 13, 2011 (File No. 000-29643)).

10.5

Second Amendment to Stock Purchase Agreement by and between the Registrant and Concept Development Partners LLC, dated April 5, 2011 (incorporated by reference to our Definitive Revised Proxy Statement filed on April 13, 2011 (File No. 000-29643)).

10.6

Stock Repurchase Agreement by and between DHW Leasing, L.L.C., Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, Dunham Capital Management, L.L.C., Concept Development Partners LLC and the Registrant, dated February 8, 2011 (incorporated by reference to our Definitive Revised Proxy Statement filed on April 13, 2011 (File No. 000-29643)).

10.7

Amendment No. 1 to Stock Repurchase Agreement by and between DHW Leasing, L.L.C., Donald A. Dunham, Jr., Christine Dunham, Charles J. Hey, Dunham Capital Management, L.L.C., Concept Development Partners LLC and the Registrant, dated April 5, 2011 (incorporated by reference to our Definitive Revised Proxy Statement filed on April 13, 2011 (File No. 000-29643)).

10.8

Voting Agreement and Irrevocable Proxy between DHW Leasing, L.L.C., Concept Development Partners LLC, and certain shareholders listed on Schedule A thereto, dated February 8, 2011 (incorporated by reference to our Definitive Revised Proxy Statement filed on April 13, 2011 (File No. 000-29643)).

10.9	Executive Employment Agreement by and between the Registrant and Robert J. Doran, dated May 11, 2011.

10.10	Executive Employment Agreement by and between the Registrant and Dean S. Oakey, dated May 11, 2011.

10.11	Amended and Restated Executive Employment Agreement by and between the Registrant and Steven J. Wagenheim, dated May 10, 2011.

99	Press Release, dated May 10, 2011.